Exhibit 4.8

AMEREN CORPORATION

Company Order

, 20

THE BANK OF NEW YORK

as Trustee

c/o BNY Trust Company of Missouri

Ladies and Gentlemen:

Application is hereby made to The Bank of New York, a New York banking corporation, as trustee (the “Trustee”), under the Indenture, dated as of December 1, 2001 (the “Indenture”), between Ameren Corporation, a Missouri corporation (the “Company”), and the Trustee for the authentication and delivery of $                     aggregate principal amount of the Company’s Notes due                           , 20      (the “Notes”), pursuant to the provisions of Article II of the Indenture.  Additional Notes without limitation as to amount, and without the consent of the holders of the then Outstanding Notes, may also be authenticated and delivered in the manner provided in Section 2.05 of the Indenture.  All capitalized terms not defined herein that are defined in the Indenture shall have the same meaning as used in the Indenture.

The Notes will be registered under the Securities Act of 1933, as amended, and issued [initially in the form of a Global Note registered in the name of Cede & Co. (as nominee for The Depository Trust Company (“DTC”), New York, New York, which will act as the Depositary for the Global Notes)].  Pursuant to Section 2.05(c) of the Indenture, the Global Notes will have the terms set forth in the form of Global Note attached hereto as Exhibit A (which terms are incorporated by reference in this Company Order) and the definitive Note will have the terms set forth in the form of definitive Note attached hereto as Exhibit B (which terms are incorporated by reference in this Company Order).  The Notes will be issued only in denominations of $          and integral multiples thereof.  The Global Notes shall bear the depository legend in substantially the form set forth in Exhibit A attached hereto.

[The Trustee and the Company will have no responsibility or liability for any aspect of transfers of beneficial interests in the Notes (which transfers will be conducted pursuant to the customary procedures of DTC), any records of DTC of beneficial interests or any transactions between DTC and its participants or between any such participants and any other beneficial owners or for monitoring, supervising or reviewing of any thereof.]

In connection with this Company Order, there are delivered to you herewith the following:

1.               Certified copies of the resolutions adopted by the Board of Directors of the Company and by the Executive Committee of the Board of Directors of the Company authorizing this Company Order and the issuance and sale of the Notes by the Company pursuant to Section 2.05(c)(1) of the Indenture;

2.               Opinions of Counsel addressed to you or in which it is stated that you may rely pursuant to Section 2.05(c)(2) of the Indenture;

3.               Officers’ Certificate pursuant to Section 2.05(c)(3) of the Indenture; and

4.               A [Global] Note (No. R-     ) representing the Notes executed on behalf of the Company in accordance with the terms of Section 2.05(a) of the Indenture.

You are hereby instructed to authenticate the [Global] Note representing the Notes and deliver such [Global] Note representing the Notes [through the facilities of DTC] at the closing thereof, such closing to be held at     :     A.M., New York City time,                 , 20    , at the offices of                               , New York, New York.

Please acknowledge receipt of the [Global] Note representing the Notes, the instructions referred to above and the supporting documentation pursuant to the Indenture referred to above.

Very truly yours,

AMEREN CORPORATION

By:
Name:
Title:

Receipt from the Company of the [Global] Note representing the Notes, certain instructions related thereto and the supporting documentation pursuant to the Indenture in connection with the authentication and delivery of the Notes is hereby acknowledged.

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

2

EXHIBIT A

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY AS PROVIDED IN THE INDENTURE REFERRED TO BELOW, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AMEREN CORPORATION
NOTE DUE                  , 20

CUSIP:	NUMBER: R-

ORIGINAL ISSUE DATE:	PRINCIPAL AMOUNT:

INTEREST RATE:	MATURITY DATE:

AMEREN CORPORATION, a corporation of the State of Missouri (the “Company”), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal amount specified above on the Maturity Date set forth above, and to pay interest thereon from and including the Original Issue Date specified above or from and including the most recent interest payment date to which interest has been paid or duly provided for [semi-annually] in arrears on                 and                 of each year, commencing                 (each, an “Interest Payment Date”), at the per annum interest rate set forth above until the principal hereof is paid or made available for payment.  No interest shall accrue on the Maturity Date so long as the principal amount of this Note is paid on the Maturity Date.

The interest so payable and punctually paid or duly provided for on any such Interest Payment Date (except for interest payable on the Maturity Date set forth above or, if applicable, upon [redemption or] acceleration) will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business 15 calendar days prior to an Interest Payment Date; provided, that the first Interest Payment Date for any part of this Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided, that interest payable on the Maturity Date set forth above or, if applicable, upon [redemption or] acceleration, shall be payable to the Person to whom principal shall be payable.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days or fewer than ten days prior to such Special Record Date.  Payment of the principal of and interest and premium on this Note shall be payable pursuant to Section 2.12(a) of the Indenture.

This Note is a Global Note issued in respect of a duly authorized issue of       % Notes due                      , 20      (the “Notes of this Series”, which term includes any Global Notes representing such Notes) of the Company issued and to be issued under an Indenture dated as of December 1, 2001 between the Company and The Bank of New York, as trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “Indenture”).  Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this Series.  Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered.

Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date.  Each Note of this Series issued upon transfer, exchange or substitution of such Note shall bear the Original Issue Date of such transferred, exchanged or substituted Note, as the case may be.

Interest payments for this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  If any Interest Payment Date falls on a day that is not a Business Day, the Interest Payment Date will be the next succeeding Business Day (and without any interest or other payment in respect of any such delay).  If the Maturity Date of this Note or any redemption date falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Maturity Date or such redemption date.

[Insert redemption provisions, if any.]

[The Notes do not have the benefit of any sinking fund obligation and will not be redeemable by the Company prior to the Maturity Date.]

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

If an Event of Default shall occur and be continuing with respect to the Notes, the principal of and interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon this Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any notes issued under the Indenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of a majority in aggregate principal amount of the Outstanding Notes of all series under the Indenture in respect of which an Event of Default has occurred and is continuing, considered as one class, shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

No reference herein to the Indenture and to provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Note may be transferred only as permitted by the legend hereto and the provisions of the Indenture.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AMEREN CORPORATION

By:
Name:
Title:

Attest

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

THE BANK OF NEW YORK, As Trustee

By:
Authorized Signatory

EXHIBIT B
FORM OF DEFINITIVE NOTE

AMEREN CORPORATION
NOTE DUE                 , 20

CUSIP:	NUMBER: R-
ORIGINAL ISSUE DATE:	PRINCIPAL AMOUNT:
INTEREST RATE:	MATURITY DATE:

AMEREN CORPORATION, a corporation of the State of Missouri (the “Company”), for value received hereby promises to pay to                 , or registered assigns, the principal amount specified above on the Maturity Date set forth above, and to pay interest thereon from and including the Original Issue Date specified above or from and including the most recent interest payment date to which interest has been paid or duly provided for [semi-annually] in arrears on                  and                  of each year, commencing                  (each, an “Interest Payment Date”), at the per annum interest rate set forth above until the principal hereof is paid or made available for payment.  No interest shall accrue on the Maturity Date so long as the principal amount of this Note is paid on the Maturity Date.

The interest so payable and punctually paid or duly provided for on any such Interest Payment Date (except for interest payable on the Maturity Date set forth above or, if applicable, upon [redemption or] acceleration) will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business 15 calendar days prior to an Interest Payment Date; provided, that the first Interest Payment Date for any part of this Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided, that interest payable on the Maturity Date set forth above or, if applicable, upon [redemption or] acceleration, shall be payable to the Person to whom principal shall be payable.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days or fewer than ten days prior to such Special Record Date.

Principal, applicable premium and interest due at the Maturity of this Note shall be payable in immediately available funds when due upon presentation and surrender of this Note at the corporate trust office of the Trustee or at the authorized office of any paying agent in the Borough of Manhattan, The City and State of New York or St. Louis, Missouri.  Interest on this Note (other than interest payable at Maturity) shall be paid by check payable in clearinghouse funds to the Holder as its name appears on the register; provided, that if the Trustee receives a written request from any Holder of Notes, the aggregate principal amount of all of which having the same Interest Payment Date as this Note equals or exceeds $10,000,000, on or before the applicable Regular Record Date for such Interest Payment Date, interest on the Note shall be paid by wire transfer of immediately available funds to a bank within the continental United States (designated by such Holder in its request or by direct deposit into the account of such Holder designated by such Holder in its request if such account is maintained with the Trustee or any paying agent).

This Note is a duly authorized issue of      % Notes due                 , 20    (the “Notes of this Series”) of the Company issued and to be issued under an Indenture dated as of December 1, 2001 between the Company and The Bank of New York, as trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “Indenture”).  Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this Series.  Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered.

Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date.  Each Note of this Series issued upon transfer, exchange or substitution of such Note shall bear the Original Issue Date of such transferred, exchanged or substituted Note, as the case may be.

Interest payments for this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  If any Interest Payment Date falls on a day that is not a Business Day, the Interest Payment Date will be the next succeeding Business Day (and without any interest or other payment in respect of any such delay).  If the Maturity Date of this Note or any redemption date falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Maturity Date or such redemption date.

[Insert redemption provisions, if any.]

[The Notes do not have the benefit of any sinking fund obligation and will not be redeemable by the Company prior to the Maturity Date.]

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

If an Event of Default shall occur and be continuing with respect to the Notes, the principal of and interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon this Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any notes issued under the Indenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of a majority in aggregate principal amount of the Outstanding Notes of all series under the Indenture in respect of which an Event of Default has occurred and is continuing, considered as one class, shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

No reference herein to the Indenture and to provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture, the transfer of this Note is registrable in the Note register.  Upon surrender of this Note for registration or transfer at the corporate trust office of the Trustee or such other office as may be designated by the Company in the Borough of Manhattan, the City and State of New York, or St. Louis Missouri, endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note registrar, duly executed by the Holder hereof or the attorney in fact of such Holder duly authorized in writing, one or more new Notes of this series of like tenor and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Notes of this Series are issuable only in registered form, without coupons, in denominations of $      and integral multiples of $     .  As provided in the Indenture, Notes of this Series are exchangeable for a like aggregate principal amount of Notes of this Series of like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AMEREN CORPORATION

By:
Name:
Title:

Attest

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

THE BANK OF NEW YORK, As Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note due                      to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Note on the books of the Note register.  The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.